Exhibit 99.1

Investor Contact	Media Contact
Olga Guyette, Director-Investor Relations	Carla Burigatto, VP-Communications
(781) 356-9763	(781) 348-7263
olga.guyette@haemonetics.com	carla.burigatto@haemonetics.com

Haemonetics Reports Third Quarter and Year-to-Date Fiscal 2021 Results

Boston, MA, February 2, 2021 - Haemonetics Corporation (NYSE: HAE) reported financial results for its third quarter and year-to-date fiscal 2021, which ended December 26, 2020:

		3rd Quarter 2021	YTD 2021
■	Revenue, decrease	$240 million, (7%)	$645 million, (14%)
■	Revenue decrease (organic)[1]	(6%)	(12%)
■	Earnings per diluted share	$0.62	$1.77
■	Adjusted earnings per diluted share	$0.81	$1.89
■	Cash flow from operating activities	$66 million	$107 million
■	Free cash flow before restructuring & turnaround	$61 million	$99 million
	[1] Organic revenue excludes the impact of currency fluctuation, strategic exits of product lines, acquisitions and divestitures.

Chris Simon, Haemonetics’ CEO, stated: “In the third quarter, revenue improved sequentially and productivity from our Operational Excellence Program and cost management helped improve profitability. We are progressing with NexSys® and TEG® adoption and we are investing in our innovation agenda for future growth. The Cardiva Medical acquisition supports our strategy, diversifies our portfolio and is expected to create significant shareholder value.”

GAAP RESULTS

Third quarter fiscal 2021 revenue was $240.4 million, down 7.2% compared with fiscal 2020, primarily driven by the continued negative impact of COVID-19. Business unit revenue and growth rates compared with the prior year were as follows:

($ millions)	3rd Quarter 2021 Reported
Plasma	$101.9	(15.4%)
Hospital	$52.7	4.7%
Blood Center	$80.9	(3.0%)
Net business unit revenue	$235.5	(7.3%)
Service	$4.9	(0.1%)
Total net revenue	$240.4	(7.2%)

Gross margin was 50.0% in the third quarter of fiscal 2021, up 60 basis points compared with fiscal 2020. Operating expenses were $79.8 million in the third quarter of fiscal 2021 compared with $87.1 million in the prior year. Operating income in the third quarter of fiscal 2021 was $40.4 million compared with $40.9 million in the prior year and operating margin was 16.8% compared with 15.8% in fiscal 2020. The income tax rate was 15% in the third quarter of fiscal 2021 compared with 21% in fiscal 2020. Third quarter fiscal 2021 net income was $31.9 million, up $2.0 million, and earnings per diluted share was $0.62 as compared with $0.58 in fiscal 2020.

ADJUSTED RESULTS

Organic revenue for the third quarter of fiscal 2021 was down 5.7% compared with the prior year, primarily driven by the continued negative impact of COVID-19. Business unit organic revenue growth rates compared with the prior year were as follows:

3rd Quarter 2021 Organic
Plasma	(13.4%)
Hospital	5.0%
Blood Center	(1.4%)
Net business unit revenue	(5.7%)
Service	(4.3%)
Total net revenue	(5.7%)

Within Hospital, organic revenue growth in the Hemostasis Management product line was 11.3% in the third quarter of fiscal 2021 compared with the prior year.

Third quarter fiscal 2021 adjusted gross margin was 51.4%, down 70 basis points compared with the prior year. The primary drivers of this decline were due to the impact of COVID-19, higher costs, unfavorable product mix and the impact of recent divestitures, partially offset by productivity savings from the Operational Excellence Program and lower depreciation.

Adjusted operating expenses in the third quarter of fiscal 2021 were $71.0 million, down $2.4 million, or 3.3%, compared with the prior year. The decrease in adjusted operating expenses was primarily driven by productivity savings and cost containment actions to help offset the negative effects of COVID-19, partially offset by continued investments in key growth areas of the business. Adjusted operating income for the third quarter of fiscal 2021 was $52.6 million, down $9.0 million or 14.6%, and adjusted operating margin was 21.9%, down 190 basis points when compared with fiscal 2020. The adjusted income tax rate was 16% in the third quarter of fiscal 2021 compared with an adjusted income tax rate of 17% in fiscal 2020.

Third quarter fiscal 2021 adjusted net income was $41.4 million, down $7.1 million or 14.5%, and adjusted earnings per diluted share was $0.81, down 13.8% when compared with fiscal 2020.

BALANCE SHEET AND CASH FLOW

Cash on hand at December 26, 2020 was $189.0 million, an increase of $51.7 million since March 28, 2020. During the first nine months of fiscal 2021, the Company received $44.6 million of net cash from divestitures, repaid $60.0 million on its revolving credit line and utilized $16.6 million of cash for an acquisition.

Cash flow from operating activities was $107.3 million and free cash flow before restructuring and turnaround funding requirements was $99.1 million during the first nine months of fiscal 2021 compared with $111.8 million and $95.2 million, respectively, in fiscal 2020.

RESTRUCTURING AND TURNAROUND COSTS AND DEAL AMORTIZATION

The Company incurred restructuring and turnaround costs of $3.1 million in the third quarter of fiscal 2021 compared with $7.8 million in fiscal 2020. The Company also incurred deal amortization expenses of $7.8 million in the third quarter of fiscal 2021 compared with $5.8 million in fiscal 2020.

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss third quarter and year-to-date fiscal 2021 results on Tuesday, February 2, 2021 at 8:00am EDT. Interested parties may participate by telephone by dialing (877) 848-8880 from within the U.S. or Canada or (716) 335-9512 from international locations, using the access code 7792833. Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/6nszefg7

The Company is posting this press release to its Investor Relations website, in addition to results analyses that will be referenced on the webcast. These analyses can be accessed at the following direct link: https://haemonetics.gcs-web.com/static-files/c42660a4-daae-4339-9a9d-7c640ad7741b

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products, plans or objectives related to the Operational Excellence Program, and plans or objectives related to the Company’s pending acquisition of Cardiva Medical, Inc. (“Cardiva”), including statements regarding the timing, completion and financing of the acquisition and anticipated benefits to the Company arising from the acquisition; (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the share repurchase program and the Company’s pending acquisition of Cardiva, (iii) the impact of the COVID-19 pandemic on the Company’s operations, availability and demand for its products, and future financial performance, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences.

Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the impact of the COVID-19 pandemic, including the scope and duration of the outbreak; government actions and restrictive measures implemented in response; availability and demand for the Company’s products; the Company’s ability to implement as planned and realize estimated cost savings from the Operational Excellence Program; the Company’s ability to execute business continuity plans; risks arising from the Company’s pending acquisition of Cardiva, including any delay in consummation or failure to consummate the transaction, the increased leverage and debt servicing costs from the Company’s use of debt to finance the transaction, and any failure to realize the anticipated benefits of the transaction; the impact of share repurchases on the Company’s stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program’s effectiveness; technological advances in the medical field and standards for transfusion medicine and the Company’s ability to successfully offer products that incorporate such advances and standards; product quality; market acceptance; regulatory uncertainties, including in the receipt or timing of regulatory approvals; the effect of economic and political conditions; the impact of competitive products and pricing; blood product reimbursement policies and practices; and the effect of industry consolidation as seen in the plasma market. These and other factors are identified and described in more detail in the Company's periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation, strategic exits of product lines, acquisitions and divestitures. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted net income and adjusted earnings per diluted share exclude restructuring and turnaround costs, deal amortization expenses, asset impairments, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation, transaction costs, gains and losses on dispositions and certain legal charges. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. Free cash flow before restructuring and turnaround is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for the Third Quarter of FY21 and FY20
(Data in thousands, except per share data)

	12/26/2020	12/28/2019	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$240,371	$258,970	(7.2)%
Gross profit	120,257	128,050	(6.1)%

R&D	7,501	7,000	7.2%
S,G&A	73,446	78,267	(6.2)%
Impairment of assets	—	1,876	(100.0)%
Gains on divestitures	(1,115)	—	n/m
Operating expenses	79,832	87,143	(8.4)%

Operating income	40,425	40,907	(1.2)%

Interest and other expense, net	(3,051)	(3,078)	(0.9)%
Income before taxes	37,374	37,829	(1.2)%

Tax expense	5,492	7,934	(30.8)%

Net income	$31,882	$29,895	6.6%

Net income per common share assuming dilution	$0.62	$0.58	6.9%

Weighted average number of shares:
Basic	50,789	50,630
Diluted	51,363	51,638

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	50.0%	49.4%	0.6%
R&D	3.1%	2.7%	0.4%
S,G&A	30.6%	30.2%	0.3%
Operating income	16.8%	15.8%	1.0%
Income before taxes	15.5%	14.6%	0.9%
Net income	13.3%	11.5%	1.7%

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for Year-to-Date FY21 and FY20
(Data in thousands, except per share data)

	12/26/2020	12/28/2019	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$645,434	$749,987	(13.9)%
Gross profit	316,031	370,956	(14.8)%

R&D	22,014	21,909	0.5%
S,G&A	214,680	229,189	(6.3)%
Impairment of assets	1,028	50,597	(98.0)%
Gains on divestitures and sale of assets	(32,613)	(8,083)	n/m
Operating expenses	205,109	293,612	(30.1)%

Operating income	110,922	77,344	43.4%

Interest and other expense, net	(10,612)	(12,152)	(12.7)%
Income before taxes	100,310	65,192	53.9%

Tax expense	9,800	6,290	55.8%

Net income	$90,510	$58,902	53.7%

Net income per common share assuming dilution	$1.77	$1.13	56.6%

Weighted average number of shares:
Basic	50,634	50,810
Diluted	51,234	51,995

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	49.0%	49.5%	(0.5)%
R&D	3.4%	2.9%	0.5%
S,G&A	33.3%	30.6%	2.7%
Operating income	17.2%	10.3%	6.9%
Income before taxes	15.5%	8.7%	6.8%
Net income	14.0%	7.9%	6.2%

Revenue Analysis for the Third Quarter of FY21 and FY20
(Data in thousands)

	Three Months Ended
	12/26/2020	12/28/2019	Reported growth	Currency impact	Acquisition and Divestitures(1)	Other Strategic Exits(2)	Organic growth
	(unaudited)
Revenues by business unit
Plasma	$101,934	$120,420	(15.4)%	0.2%	—%	(2.2)%	(13.4)%
Blood Center	80,920	83,411	(3.0)%	2.7%	(4.3)%	—%	(1.4)%
Hospital(3)	52,651	50,266	4.7%	1.6%	(1.9)%	—%	5.0%
Net business unit revenues	$235,505	$254,097	(7.3)%	1.2%	(1.6)%	(1.2)%	(5.7)%
Service	4,866	4,873	(0.1)%	4.2%	—%	—%	(4.3)%
Total net revenues	$240,371	$258,970	(7.2)%	1.3%	(1.6)%	(1.2)%	(5.7)%
(1)Reflects the divestiture impacts of (3.5%) related to the Company’s U.S. blood donor management software solutions assets and (0.8%) related to Inlog Holdings France SAS (“InLog”) in Blood Center. Also reflects the impacts of 1.6% and (3.5%) in Hospital related to the acquisition of enicor GMBH and the divestiture of InLog, respectively.

(2) Reflects adjustments to both fiscal 2021 and 2020 Plasma revenue due to certain strategic exits within the liquid solutions business.

(3) Hospital revenue includes Hemostasis Management revenue of $28.5 million and $24.7 million for the three months ended December 26, 2020 and December 28, 2019, respectively. Hemostasis Management revenue increased 15.2% in the third quarter of fiscal 2021 as compared with the same period of fiscal 2020. Hemostasis Management revenue increased 11.3%, on an organic basis, in the third quarter of fiscal 2021 as compared with the same period of fiscal 2020.

Revenue Analysis for the Year-to-Date FY21 and FY20
(Data in thousands)

	Nine Months Ended
	12/26/2020	12/28/2019	Reported growth	Currency impact	Acquisition and Divestitures(1)	Other Strategic Exits(2)	Organic growth
	(unaudited)
Revenues by business unit
Plasma	$248,553	$346,767	(28.3)%	—%	—%	(2.6)%	(25.7)%
Blood Center	233,622	241,196	(3.1)%	2.0%	(2.5)%	—%	(2.6)%
Hospital(3)	148,468	147,665	0.5%	(0.4)%	(0.2)%	—%	1.1%
Net business unit revenues	$630,643	$735,628	(14.3)%	0.4%	(0.7)%	(1.6)%	(12.4)%
Service	14,791	14,359	3.0%	2.6%	—%	—%	0.4%
Total net revenues	$645,434	$749,987	(13.9)%	0.6%	(0.7)%	(1.6)%	(12.2)%
(1).Reflects the divestiture impacts in Blood Center of (2.2%) related to the Company’s U.S. blood donor management software solutions assets and (0.3%) related to Inlog Holdings France SAS (“InLog”). Also reflects the impacts of 0.9% and (1.1%) in Hospital related to the acquisition of enicor GMBH and the divestiture of InLog, respectively.

(2) Reflects adjustments to both fiscal 2021 and 2020 Plasma revenue due to certain strategic exits within the liquid solutions business. Also includes a reduction to fiscal 2020 Plasma revenue of $1.9 million due to an accelerated charge incurred as a result of the divestiture of the Union, South Carolina liquid solutions operation, in order to present revenue on a comparable basis with fiscal 2021.

(3) Hospital revenue includes Hemostasis Management revenue of $78.5 million and $73.9 million for the nine months ended December 26, 2020 and December 28, 2019, respectively. Hemostasis Management revenue increased 6.2% in the first nine months of fiscal 2021 as compared with the same period of fiscal 2020. Hemostasis Management revenue increased 5.9%, on an organic basis, in the first nine months of fiscal 2021 as compared with the same period of fiscal 2020.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	12/26/2020	3/28/2020
	(unaudited)
Assets
Cash and cash equivalents	$189,002	$137,311
Accounts receivable, net	146,939	165,207
Inventories, net	299,710	270,276
Other current assets	32,697	30,845
Total current assets	668,348	603,639
Property, plant & equipment, net	240,009	253,399
Intangible assets, net	119,716	133,106
Goodwill	215,508	210,652
Other assets	74,487	66,314
Total assets	$1,318,068	$1,267,110

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$17,055	$76,980
Other current liabilities	177,329	197,842
Total current liabilities	194,384	274,822
Long-term debt	292,721	305,513
Other long-term liabilities	111,811	99,666
Stockholders' equity	719,152	587,109
Total liabilities & stockholders' equity	$1,318,068	$1,267,110

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Nine Months Ended
	12/26/2020	12/28/2019
	(unaudited)
Cash Flows from Operating Activities:
Net income	$90,510	$58,902
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,377	81,524
Impairment of assets	1,028	50,597
Share-based compensation expense	18,406	15,055
Deferred tax benefit	(3,953)	(4,747)
Provision for losses on accounts receivable and inventory	2,942	(2,246)
Gains on divestitures and sale of assets	(32,613)	(8,083)
Change in other non-cash operating activities	1,351	1,945
Change in accounts receivable, net	18,588	13,807
Change in inventories, net	(33,728)	(68,251)
Change in other working capital	(17,650)	(26,692)
Net cash provided by operating activities	107,258	111,811
Cash Flows from Investing Activities:
Capital expenditures	(25,408)	(38,112)
Acquisition	(16,606)	—
Proceeds from divestitures	44,587	9,808
Proceeds from sale of property, plant and equipment	1,085	16,263
Net cash provided by (used in) investing activities	3,658	(12,041)
Cash Flows from Financing Activities:
Borrowings, net of repayments	(73,125)	21,250
Share repurchases	—	(175,000)
Proceeds from employee stock programs	7,850	11,080
Other	(32)	90
Net cash used in financing activities	(65,307)	(142,580)
Effect of exchange rates on cash and cash equivalents	6,082	(124)
Net Change in Cash and Cash Equivalents	51,691	(42,934)
Cash and Cash Equivalents at Beginning of the Period	137,311	169,351
Cash and Cash Equivalents at End of Period	$189,002	$126,417

Free Cash Flow Reconciliation:
Cash provided by operating activities	$107,258	$111,811
Capital expenditures, net of proceeds from sale of property, plant and equipment	(24,323)	(21,849)
Free cash flow after restructuring and turnaround costs	82,935	89,962
Restructuring and turnaround costs	20,596	10,564
Tax benefit on restructuring and turnaround costs	(4,424)	(5,339)
Free cash flow before restructuring and turnaround costs(1)	$99,107	$95,187
(1)Free cash flow before restructuring & turnaround does not include net cash proceeds of $15.0 million from the sale of the Company’s Braintree corporate headquarters during the nine months ended December 28, 2019.

Reconciliation of Adjusted Measures for the Third Quarter of FY21 and FY20
(Data in thousands except per share data)
	Three Months Ended
	12/26/2020	12/28/2019
	(unaudited)
GAAP gross profit	$120,257	$128,050
Restructuring and turnaround costs	2,355	1,116
PCS2 accelerated depreciation and related costs	952	5,805
Adjusted gross profit	$123,564	$134,971

GAAP operating expenses	$79,832	$87,143
Deal amortization	(7,805)	(5,772)
Restructuring and turnaround costs	(788)	(6,682)
European Medical Device Regulation costs	(1,207)	(448)
PCS2 accelerated depreciation and related costs	(194)	(844)
Gains on divestitures	1,115	—
Adjusted operating expenses	$70,953	$73,397

GAAP operating income	$40,425	$40,907
Deal amortization	7,805	5,772
Restructuring and turnaround costs	3,143	7,798
PCS2 accelerated depreciation and related costs	1,146	6,649
European Medical Device Regulation costs	1,207	448
Gains on divestitures	(1,115)	—
Adjusted operating income	$52,611	$61,574

GAAP net income	$31,882	$29,895
Deal amortization	7,805	5,772
Restructuring and turnaround costs	3,143	7,798
PCS2 accelerated depreciation and related costs	1,146	6,649
European Medical Device Regulation costs	1,207	448
Gains on divestitures	(1,115)	—
Tax impact associated with adjustments	(2,623)	(2,064)
Adjusted net income	$41,445	$48,498

GAAP net income per diluted common share	$0.62	$0.58
Adjusted items after tax per common share assuming dilution	0.19	0.36
Adjusted net income per common share assuming dilution	$0.81	$0.94

Reconciliation of Adjusted Measures for Year-to-Date FY21 and FY20
(Data in thousands except per share data)
	Nine Months Ended
	12/26/2020	12/28/2019
	(unaudited)
GAAP gross profit	$316,031	$370,956
Restructuring and turnaround costs	6,839	1,726
PCS2 accelerated depreciation and related costs	2,184	16,316
Transaction costs	90	—
Impairment of assets and other related charges (1)	—	1,882
Adjusted gross profit	$325,144	$390,880

GAAP operating expenses	$205,109	$293,612
Deal amortization	(24,204)	(17,681)
Restructuring and turnaround costs	(4,744)	(11,856)
Transaction costs	(2,973)	—
European Medical Device Regulation costs and other (2)	(2,696)	(304)
PCS2 accelerated depreciation and related costs	(1,148)	(2,392)
Impairment of assets and other related charges	(896)	(49,338)
Gains on divestitures and sale of assets(3)	32,613	8,083
Adjusted operating expenses	$201,061	$220,124

GAAP operating income	$110,922	$77,344
Deal amortization	24,204	17,681
Restructuring and turnaround costs	11,583	13,582
Transaction costs	3,063	—
PCS2 accelerated depreciation and related costs	3,332	18,708
European Medical Device Regulation costs and other (2)	2,696	304
Impairment of assets and other related charges(1)	896	51,220
Gains on divestitures and sale of assets(3)	(32,613)	(8,083)
Adjusted operating income	$124,083	$170,756

GAAP net income	$90,510	$58,902
Deal amortization	24,204	17,681
Restructuring and turnaround costs	11,583	13,582
Transaction costs	3,063	—
PCS2 accelerated depreciation and related costs	3,332	18,708
European Medical Device Regulation costs and other (2)	2,696	304
Impairment of assets and other related charges(1)	896	51,220
Gains on divestitures and sale of assets(3)	(32,613)	(8,083)
Tax impact associated with adjustments	(6,864)	(16,431)
Adjusted net income	$96,807	$135,883

GAAP net income per diluted common share	$1.77	$1.13
Adjusted items after tax per common share assuming dilution	0.12	1.48
Adjusted net income per common share assuming dilution	$1.89	$2.61
(1) Includes a $1.9 million adjustment to fiscal 2020 Plasma revenue due to an accelerated charge incurred as a result of the divestiture of the Union, South Carolina liquid solutions operations.
(2) Reflects costs incurred related to the European Medical Device Regulation in both fiscal 2021 and 2020 and costs related to the resolution of customer damages assessments associated with product recalls in fiscal 2020.
(3) Reflects gains on divestitures in fiscal 2021 and the gain on the sale of the Company's Braintree corporate headquarters in fiscal 2020.